AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2005

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  -------------

                                   VALERO L.P.
             (Exact Name of Registrant as Specified in Its Charter)

       DELAWARE                       4610                   74-2956831
   (State or Other             (Primary Standard          (I.R.S. Employer
   Jurisdiction of                 Industrial              Identification
   Incorporation or            Classification Code             Number)
    Organization)                  Number)

                                ONE VALERO WAY
                           SAN ANTONIO, TEXAS 78249
                                (210) 345-2000
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                                 -------------
                              CURTIS V. ANASTASIO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                VALERO GP, LLC
                                ONE VALERO WAY
                           SAN ANTONIO, TEXAS 78249
                                (210) 345-2000
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                 -------------
                                   COPIES TO:

   JOHN A. WATSON, ESQ.       GISLAR DONNENBERG, ESQ.   LAWRENCE S. MAKOW, ESQ.
FULBRIGHT & JAWORSKI L.L.P.     ANDREWS KURTH LLP         WACHTELL, LIPTON,
1301 MCKINNEY, SUITE 5100    600 TRAVIS, SUITE 4200         ROSEN & KATZ
  HOUSTON, TEXAS 77010         HOUSTON, TEXAS 77002      51 WEST 52ND STREET
   (713) 651-5151                 (713) 220-4200      NEW YORK, NEW YORK  10019
                                                            (212) 403-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the merger of Kaneb Pipe Line Partners, L.P., or Kaneb Partners, with a subsidiary of the Registrant pursuant to the Agreement and Plan of Merger by and among the Registrant, Kaneb Partners and the other parties thereto described in the enclosed document.

     If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-120726

                                 -------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                               EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-4 Registration Statement No. 333-120726 is filed solely to file Exhibits 8.1a, 8.2a and 8.3a as additional exhibits to the Registration Statement. In accordance with Section 462(d) of the Securities Act of 1933, as amended, this Post-Effective Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.


                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 2.1 Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Riverwalk Logistics, L.P., Valero GP, LLC, Valero L.P. Sub
       A LLC and Kaneb Services LLC (attached as Appendix A to the Proxy Statement/Prospectus included in this Registration Statement).
 2.2 Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Riverwalk Logistics, L.P., Valero GP, LLC, Valero L.P. Sub
       B LLC, Kaneb Pipe Line Partners, L.P. and Kaneb Pipe Line Company LLC (attached as Appendix B to the Proxy Statement/Prospectus included in this Registration Statement).
 5.1   Opinion of Bradley C. Barron, Esq. as to the legality of the securities.*
 8.1   Opinion of Andrews Kurth LLP as to certain tax matters.*
8.1a   Opinion of Andrews Kurth LLP as to certain tax matters.
 8.2   Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.*
8.2a   Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.
 8.3   Opinion of Fulbright & Jaworski L.L.P. as to certain tax matters.*
8.3a   Opinion of Fulbright & Jaworski L.L.P. as to certain tax matters.
23.1   Consent of Ernst & Young LLP.*
23.2   Consent of KPMG LLP for Kaneb Services.*
23.3   Consent of KPMG LLP for Kaneb Partners.*
23.4 Consent of Bradley C. Barron, Esq. (included in opinion filed as Exhibit 5.1).*
23.5 Consent of Andrews Kurth LLP (included in opinion filed as Exhibit 8.1).* 23.5a Consent of Andrews Kurth LLP (included in opinion filed as Exhibit 8.1a).
23.6   Consent of Wachtell, Lipton, Rosen & Katz (included in opinion filed as
       Exhibit 8.2).*
23.6a  Consent of Wachtell, Lipton, Rosen & Katz (included in opinion filed as
       Exhibit 8.2a).
23.7   Consent of Fulbright & Jaworski (included in opinion filed as Exhibit
       8.3).*
23.7a  Consent of Fulbright & Jaworski (included in opinion filed as Exhibit
       8.3a).
24.1   Powers of Attorney (included on signature page hereto).*
99.1   Form of Proxy for Holders of Valero L.P. common units.*
99.2   Form of Proxy for Holders of Kaneb Partners units.*
99.3   Form of Proxy for Holders of Kaneb Services common shares.*
99.4   Consent of Credit Suisse First Boston LLC.*
99.5   Consent of Raymond James & Associates, Inc.*
99.6   Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.*
--------------------
* Previously filed.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Valero L.P. has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, State of Texas, on the 6th day of July, 2005.

                                         VALERO L.P.

                                         By: RIVERWALK LOGISTICS, L.P.
                                             its general partner

                                         By: VALERO GP, LLC
                                             its general partner

                                         By:
                                                /s/  Curtis V. Anastasio
                                              ------------------------
                                              Name:  Curtis V. Anastasio
                                              Title: President and Chief
                                                     Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Curtis V. Anastasio, Steven A. Blank, Clayton E. Killinger and Bradley C. Barron, and each of them, any of whom may act without the joinder of the others, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

         SIGNATURE                                    TITLE
------------------------------ -------------------------------------------------

             *
------------------------------ -------------------------------------------------
     William E. Greehey               Chairman of the Board and Director

             *
------------------------------ -------------------------------------------------
    Curtis V. Anastasio                President, Chief Executive Officer
                                                and Director
                                       (Principal Executive Officer)
             *
------------------------------ -------------------------------------------------
      Steven A. Blank                    Senior Vice President and Chief
                                              Financial Officer
                                       (Principal Financial Officer)

             *
------------------------------ -------------------------------------------------
     Clayton E. Killinger                 Vice President and Controller
                                         (Principal Accounting Officer)
             *
------------------------------ -------------------------------------------------
        Dan J. Hill                               Director

             *
------------------------------ -------------------------------------------------
     William R. Klesse                            Director

             *
------------------------------ -------------------------------------------------
      Gregory C. King                             Director

             *
------------------------------ -------------------------------------------------
    H. Frederick Christie                         Director

             *
------------------------------ -------------------------------------------------
      Rodman D. Patton                            Director

             *
------------------------------ -------------------------------------------------
     Robert A. Profusek                           Director

     Each person above holds his respective position at both Valero GP, LLC (the general partner of Riverwalk Logistics, L.P., the general partner of Valero L.P.) and Valero GP, Inc. (the general partner of Valero Logistics Operations, L.P.).

*By:
     /s/ Bradley C. Barron
     ---------------------
       Bradley C. Barron
       ATTORNEY-IN-FACT

                                 EXHIBIT INDEX
 2.1 Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Riverwalk Logistics, L.P., Valero GP, LLC, Valero L.P. Sub
       A LLC and Kaneb Services LLC (attached as Appendix A to the Proxy Statement/Prospectus included in this Registration Statement).
 2.2 Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Riverwalk Logistics, L.P., Valero GP, LLC, Valero L.P. Sub
       B LLC, Kaneb Pipe Line Partners, L.P. and Kaneb Pipe Line Company LLC (attached as Appendix B to the Proxy Statement/Prospectus included in this Registration Statement).
 5.1   Opinion of Bradley C. Barron, Esq. as to the legality of the securities.*
 8.1   Opinion of Andrews Kurth LLP as to certain tax matters.*
8.1a   Opinion of Andrews Kurth LLP as to certain tax matters.
 8.2   Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.*
8.2a   Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.
 8.3   Opinion of Fulbright & Jaworski L.L.P. as to certain tax matters.*
8.3a   Opinion of Fulbright & Jaworski L.L.P. as to certain tax matters.
23.1   Consent of Ernst & Young LLP.*
23.2   Consent of KPMG LLP for Kaneb Services.*
23.3   Consent of KPMG LLP for Kaneb Partners.*
23.4 Consent of Bradley C. Barron, Esq. (included in opinion filed as Exhibit 5.1).*
23.5 Consent of Andrews Kurth LLP (included in opinion filed as Exhibit 8.1).* 23.5a Consent of Andrews Kurth LLP (included in opinion filed as Exhibit 8.1a).
23.6   Consent of Wachtell, Lipton, Rosen & Katz (included in opinion filed as
       Exhibit 8.2).*
23.6a  Consent of Wachtell, Lipton, Rosen & Katz (included in opinion filed as
       Exhibit 8.2a).
23.7   Consent of Fulbright & Jaworski (included in opinion filed as Exhibit
       8.3).*
23.7a  Consent of Fulbright & Jaworski (included in opinion filed as Exhibit
       8.3a).
24.1   Powers of Attorney (included on signature page hereto).*
99.1   Form of Proxy for Holders of Valero L.P. common units.*
99.2   Form of Proxy for Holders of Kaneb Partners units.*
99.3   Form of Proxy for Holders of Kaneb Services common shares.*
99.4   Consent of Credit Suisse First Boston LLC.*
99.5   Consent of Raymond James & Associates, Inc.*
99.6   Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.*
-------------------
* Previously filed.